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                                                                      EXHIBIT 99


JUNO LANDS DEAL FOR FREEWWWEB SUBSCRIBERS
Freewwweb to Cease Operations, Refer Its Subscribers to Juno

NEW YORK, NY (July 20, 2000) -- Juno Online Services, Inc. (NASDAQ: JWEB), one of the nation's largest Internet access providers, today announced that it has received court approval for a subscriber referral agreement with Smart World Technologies, LLC and its wholly owned subsidiary Freewwweb, LLC, a provider of free Internet access. Under the agreement, Freewwweb, which filed for bankruptcy last month, will refer its subscribers to Juno's free Internet access service. Freewwweb will receive compensation in the form of Juno common stock (as well as smaller amounts in cash, in certain cases) for each former Freewwweb subscriber who becomes a Juno subscriber and satisfies certain qualification criteria.

According to its management, Freewwweb had more than 700,000 active subscribers as of June 2000. As of March 31, 2000, Juno had more than 3 million active subscribers, making Juno the nation's third-largest provider of dial-up Internet services, after AOL and EarthLink. Earlier this month, Juno announced a similar subscriber referral agreement with WorldSpy, another provider of free Internet access that has recently ceased operations. Freewwweb subscribers who convert to Juno will be able to continue receiving e-mail sent to their Freewwweb e-mail address, and will continue to enjoy completely free Web access. In addition, they will have the option of upgrading to one of Juno's billable premium services, including its high-speed broadband service, Juno Express-SM-. "This deal has the potential to significantly expand Juno's subscriber base, even if fewer than half of Freewwweb's subscribers switch to using Juno," said Charles Ardai, Juno's president and CEO. "We are very pleased to have reached an arrangement with Freewwweb that will enable us to bring their subscribers into the Juno family."

ABOUT JUNO
Juno Online Services, Inc. is a leading provider of Web access and other Internet services to millions of computer users throughout the United States. Founded in 1996, the company provides multiple levels of service, including free basic Internet access, billable premium dial-up service, and (in certain markets) high-speed broadband access. Juno's revenues are derived primarily from the subscription fees charged for its billable premium services, from the sale of advertising, and from various forms of electronic commerce. Juno had more than 3.0 million ACTIVE subscribers during the month of March, including more than 2.3 million active Web-enabled subscribers and approximately 0.7 million who were able to use only Juno's original e-mail service. Based on its total of 10 million registered subscriber accounts, Juno is currently the second largest provider (after AOL) of dial-up Internet services; based on its 3.0 million active subscribers, Juno is the third largest, after AOL and EarthLink. For more information about Juno, visit www.juno.com/corp. To get a free copy of the Juno software, go to www.juno.com or call 1-800-TRY-JUNO.

STATEMENTS IN THIS PRESS RELEASE REGARDING JUNO ONLINE SERVICES, INC. AND ITS AFFILIATED COMPANIES THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE SUCH STATEMENTS TO DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE JUNO'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING STATEMENT: LIMITED HISTORY OF OFFERING JUNO'S BILLABLE PREMIUM SERVICES AND FREE BASIC SERVICE IN ITS CURRENT FORM; HISTORY OF LOSSES; FAILURE TO RETAIN OR GROW JUNO'S SUBSCRIBER BASE; INCREASING COMPETITION FROM EXISTING OR NEW COMPETITORS; INABILITY TO SUSTAIN CURRENT LEVELS OF SUBSCRIBER ACQUISITION OR RETENTION; FAILURE TO SUCCESSFULLY CONVERT WORLDSPY.COM SUBSCRIBERS OR FREEWWWEB SUBSCRIBERS TO JUNO'S SERVICES; FAILURE OF FREE WEB-ENABLED SUBSCRIBERS TO ACTUALLY MAKE USE OF THE WEB AND/OR LIMITED LEVELS OF USE BY SUCH SUBSCRIBERS; INABILITY TO SUCCESSFULLY MIGRATE FREE SUBSCRIBERS TO, OR TO RETAIN SUBSCRIBERS IN, JUNO'S BILLABLE PREMIUM SERVICES; INCREASED TELECOMMUNICATIONS COSTS RESULTING FROM THE EXPANSION OF JUNO'S FREE BASIC SERVICE; RAPID TECHNOLOGICAL CHANGE; POSSIBLE UNAVAILABILITY OF FINANCING AS AND IF NEEDED; DECREASES IN THE POPULARITY OF THE INTERNET AMONG CONSUMERS OR AS AN ADVERTISING MEDIUM; DEPENDENCE ON A LIMITED NUMBER OF VENDORS, INCLUDING WITHOUT LIMITATION THIRD-PARTY VENDORS, FOR THE PROVISION AND ROLL-OUT OF THE JUNO EXPRESS BROADBAND SERVICE; DEPENDENCE ON STRATEGIC MARKETING ALLIANCES AS A SOURCE OF REVENUES; INABILITY TO ACHIEVE SUBSTANTIAL TELECOMMUNICATION COST REDUCTIONS OVER TIME; POSSIBLE INDUSTRY CONSOLIDATION; AND POTENTIAL FLUCTUATIONS IN QUARTERLY AND ANNUAL RESULTS. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER. READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED BY JUNO WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE QUARTERLY REPORT ON FORM 10-Q FILED MAY 15, 2000 AND THE REPORT ON FORM 8-K, FILED JULY 20, 2000, FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS.